Exhibit 10.14

Liquang Song

September 30, 2010

Shu Mei Yu, Ltd. Suite 5,
10th Floor Yu King House,
Siu Shan Court,
Tuen Mun, Hong Kong

Re: Southern China Livestock, Inc.

Gentlemen:

This Agreement will set forth the terms and conditions pursuant to which I, Liquang Song (“Transferor”), will transfer to you, Shu Mei Yu, Ltd., a British Virgin Islands corporation (“Transferee”), a total of 4,386,438 shares (the “Shares”) of common stock of Southern China Livestock, Inc., a Nevada corporation (the “Company”), as follows:

1. Transferor will transfer to Transferee, and Transferee will accept from Transferor, the Shares for no consideration.  To the extent that Transferee receives proceeds from the exercise of options (the “Options”) granted pursuant to the Option Agreements, as hereinafter defined, Transferee shall transfer to such proceeds to Transferor within five business days of receipt.

2. Transferor understands and agrees that the Shares are held by Transferor, and will be held by Transferee, on behalf of the individuals named on Exhibit A to this Agreement, each of whom has the rights set forth in a certain restated option agreement (the “Option Agreements”) covering the number of Shares set forth on said Exhibit A.  Transferee agrees that it will hold the Shares subject to the terms of the Option Agreements. Transferor agreement that Transferee may amend the Option Agreement, with the consent of the Option holders, (a) if necessary to comply with any applicable laws of the People’s Republic of China or (b) to make the terms of the Option Agreements more favorable to Option holders.  In addition, if and to the extent requested by Transferor, Transferee shall reduce the exercise price or accelerate the vesting provisions under the Option Agreements.  A copy of the Option Agreements has been provided to Transferee, and Transferee acknowledges receipt of such copies.

3. Transferee understands that the transfer of the Shares is subject to a lock-up agreement (the “Lock-up Agreement”), which, among other provision, prohibits any further transfer of the Shares except pursuant to the Option Agreements, and that the certificates representing the Shares are held by Jingtian & Gongcheng, Attorneys at Law, as collateral agent (the “Collateral Agent”). A copy of the Lock-up Agreement has been provided to Transferee, and Transferee acknowledges receipt of such copies. By executing this Agreement, Transferee is assuming all of the obligations of Transferor pursuant to the Lock-up Agreement the same force and effect as if Transferee were the original signatory thereto.  The parties acknowledge and agree that the Option Agreements represent and reflect an amendment and restatement of certain Earn-In Agreements dated February 22, 2010 by and among Transferee and the Option holders named on Exhibit A to this Agreement, and that this transfer is a transfer of Shares in connection with the Option Agreements.

4. Transferee shall request that the Collateral Agent have the certificate for the Shares reissued in the respective amounts set forth under the column headed “Shares Subject to Option” in Exhibit A to this Agreement, and that the following legend be placed upon such stock certificates, in addition to the Company’s standard restricted stock legend and any other legends that are presently on the stock certificate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ENLIENED, CONVEYED, SUBJECTED TO OPTION OR OTHERWISE TRANSFERRED NOR MAY ANY RIGHT OR OPTION BE GRATED IN OR TO ANY OF THE SHARES EXCEPT AS SET FORTH IN (I) AN AGREEMENT (THE “SEPTEMBER 2010 AGREEMENT”) DATED SEPTEMBER 30, 2010 BETWEEN THE REGISTERED HOLDER OF THIS CERTIFICATE AND LIQUANG SONG AND (II) RESTATED OPTION AGREEMENTS DATED AS OF JULY 27, 2010 BY AND BETWEEN THOSE INDIVIDUALS WHO ARE NAMED ON EXHIBIT A TO THE SEPTEMBER 2010 AGREEMENT AND SONG LIQIANG, AND (III) A LOCK-UP AGREEMENT DATED MARCH 29, 2010 SIGNED BY LIQIANG SONG AND ASSUMED BY THE REGISTERED HOLDER PURSUANT TO THE SEPTEMBER 2010 AGREEMENT, AS ANY OF THE FOREGOING MAY BE AMENDED FROM TIME TO TIME.

5. The legend set forth in Section 4 of this Agreement shall be removed from the stock certificates at such time as Shares are transferred to the Option holder or his or her designees pursuant to the Option Agreement.

6. Transferor represents that:

(a) Transferor owns the Shares free and clear of any liens or options, rights or other security or other interests in the Shares other than as set forth in the Option Agreements;

(b) Transferor has the right to sell the Shares to Transferee, and neither the execution of this Agreement nor the sale of the Shares pursuant to this Agreement violates any agreements to which Transferor is a party or any law to which Transferor is subject.

(c) This Agreement constitutes the valid and binding obligation of Transferor, enforceable in accordance with its terms.

7. Transferee represents that:

(a) This Agreement constitutes the valid and binding obligation of Transferee, enforceable in accordance with its terms.

(b) All corporate and other action necessary for the Transferee to execute and perform its obligations under this Agreement has been taken.

(c) Transferee understands that the offer and sale of the Shares is being made only by means of this Agreement, and no representations or warranties are being made except as set forth in this Agreement. In particular, no representation is being made as to the financial condition, business or prospects of the Company.

(d) Transferee is not acquiring the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S of the Securities and Exchange Commission) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that Transferee may sell or otherwise dispose of the Shares in a manner permitted by applicable law.

(e) Transferee acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(f) Transferee represents and warrants that no broker or finder was involved directly or indirectly in connection with his or her purchase of the Shares pursuant to this Agreement.

(g) Transferee is not a citizen or resident of the United States.

(h) Transferee is not an underwriter of, or dealer in, the common stock of the Company, nor is Transferee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares other than as expressly set forth in this Agreement.

(i) Transferee has such knowledge and experience in financial and business matters as to enable Transferee to understand the nature and extent of the risks involved in purchasing the Shares.

8. The Agreement constitutes the entire agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this Agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

9. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state without regard to principles of conflict of laws.

Please confirm your agreement with the foregoing by signing this Agreement and returning it to Transferor.

                                                                                              Very truly yours,

AGREED TO this     th day of September, 2010                                                                                                                              Liquang Song

Shu Mei Yu, Ltd.

By:         Chow, Ying Kit director

Exhibit A

Parties to Restated Option Agreements

Name	Shares Subject to Option

Dengfu Xu	1,075,206
Luping Pan	726,589
Mude Pan	488,104
Genkai Zhang	418,411
Xianyue Li	418,441
Min Yang	348,667
Jianying Xu	348,667
Yesheng Li	182,761
Dexuan Yu	182,761
Suyi Aheng	196,831
4,386,438